SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
July 7, 2014
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CAPROCK OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas (Address of principal executive offices)	77042 (Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On July 3, 2014, members of executive management of Caprock Oil, Inc. (the “Company”) presented information about the Company to certain investors, potential investors, and other interested parties. Additional presentations are expected to be made during July 2014.  Attached as Exhibit 99.1 is a copy of the slide presentation that will be discussed during these presentations.

The information contained in the attached presentation materials is summary information that is intended to be considered in the context of the Company's SEC filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Further, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01   Financial Statement and Exhibits.

(d)           Exhibits.

The following documents are filed herewith:

No.	Description

99.1	Caprock Oil, Inc. Corporate Presentation, dated July 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPROCK OIL, INC.

July 7, 2014	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer